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                                                                     EXHIBIT 11
                      SPACEHAB, INCORPORATED AND SUBSIDIARY
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                  NINE MONTHS                  YEAR                  YEAR
                                                                     ENDED                    ENDED                 ENDED
                                                                   JUNE 30,                  JUNE 30,              JUNE 30,
                                                                ---------------          ----------------     -----------------
                                                                     1996                      1997                  1998
                                                                ---------------          ----------------     -----------------
Net Income and Adjusted Earnings:
   Net income applicable to common
      shareholders used for primary
      computations                                                 $29,828,743              $13,831,625            $ 9,604,465
                                                                   -----------              -----------            -----------
   Fully diluted adjustments:
   Savings in convertible note payable interest
    expense, net of tax                                                 59,017                        -              2,624,875
                                                                   -----------              -----------            -----------
      Adjusted net income applicable to
        common shareholders assuming full dilution                 $29,887,760              $13,831,625            $12,229,340
                                                                   ===========              ===========            ===========

Average number of shares of common stock
   used for basic computation                                        9,139,465               11,118,825             11,154,271
                                                                   -----------              -----------            -----------
   Diluted adjustments (1):
      Weighted Average Shares and Share
      Equivalents Outstanding:
      Stock options assumed exercised at ending
          fair market value                                            128,553                   14,168                269,898
      Assumed conversion of convertible debt                            75,000                   27,329              3,147,109
                                                                   -----------              -----------            -----------
Total number of shares assumed to be
   Outstanding assuming full dilution                                9,343,018               11,186,886             14,571,278
                                                                   -----------              -----------            -----------
Earnings Common Per Share:
Income per common share:
   Income before extraordinary  item                               $      3.26              $      0.95            $      0.86
   Extraordinary item                                                        -                     0.29                      -
                                                                   -----------              -----------            -----------
   Basic                                                           $      3.26              $      1.24            $      0.86
                                                                   ===========              ===========            ===========
   Income before extraordinary  item                               $      3.19              $      0.95            $      0.84
   Extraordinary item                                                        -                     0.29                      -
                                                                   -----------              -----------            -----------
   Diluted (1):                                                    $      3.19              $      1.24            $      0.84
                                                                   -----------              -----------            -----------
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(1) The assumed exercise of options and warrants and the conversion of convertible debt is anti-dilutive but are included in the calculation of dilutive earnings per share in accordance with Regulation S-K Item 601 (a)(11).